UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 2, 2022

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board of Director Appointment
Effective November 3, 2022, the Board of Directors (the “Board”) of NeoGenomics, Inc., a Nevada corporation (the “Company”), appointed David B. Perez to serve as a member of the Board. Mr. Perez will serve as a member of the Board until the 2023 annual meeting of shareholders of the Company or until his resignation or removal and otherwise until his successor is elected. Mr. Perez will receive compensation for his service as a director consistent with the Company’s director compensation program previously disclosed in the Company’s definitive proxy statement for its 2022 annual meeting of shareholders, including pro-rated equity compensation.
Appointment of New President of Clinical Services Division
On November 2, 2022, the Company appointed Warren Stone, age 50, President, Clinical Services Division of the Company, effective November 21, 2022 (the “Effective Date”). The Company's former President, Clinical Services Division, Dr. David Sholehvar’s last day at the Company was November 4, 2022. Prior to joining the Company, from November 2020, Mr. Stone was President, Commercial Americas for Ortho Clinical Diagnostics, a leading global provider of in-vitro diagnostics solutions to the clinical laboratory and transfusion medicine communities. Prior to Ortho, Mr. Stone spent twenty-eight years with MillisporeSigma (formerly EMDMillipore), the Life Science business of Merck KGaA Darmstadt, Germany, and a leading provider of laboratory materials, technologies and services to scientists and engineers in the U.S., Canada and Latin America serving as Senior Vice President, Research Commercial Americas (Life Science Division) from 2016 to 2020, and Vice President of Sales North America (Life Science division) from 2014 to 2015. Prior to that role, Mr. Stone served as General Manager and Vice President of Lab Essentials based in Germany, where he led the global transformation to Advanced Analytics from 2012 to 2014.
In connection with this new role, the Company and Mr. Stone entered into a standard executive officer Employment Agreement (the “Employment Agreement”) which provides that Mr. Stone’s base salary will be $525,000 per year, with annual review and adjustment at the discretion of the Board or the Culture and Compensation Committee of the Board (the “Compensation Committee”), an annual incentive cash bonus of 50% of annual salary and an annual equity-based award of $1,000,000, each based on the achievement of the Company’s corporate objectives and Mr. Stone’s individual objectives, in each case, as established by the Board or the Compensation Committee. In addition, Mr. Stone will receive a sign-on cash bonus of $350,000 and a new hire equity grant valued at $2,000,000. Mr. Stone will also be eligible for relocation benefits of $250,000.
Mr. Stone is eligible to participate in the benefit plans and programs generally available to the Company’s employees, except to the extent such plans are duplicative of other benefits otherwise provided to executive officers. Mr. Stone will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions set by the Company from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time. If Mr. Stone is terminated without cause or if Mr. Stone terminates his employment for good reason, the Company agrees to provide to Mr. Stone as severance: (i) an amount equal to one times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Stone timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the 12 months following the date of Mr. Stone’s termination and (iv) accelerated vesting for time-based equity awards that would have vested within 12 months of the termination date. If Mr. Stone’s employment is terminated under these circumstances during the twenty-four month period that follows, or the three-month period that precedes, a change in control (as defined in the Employment Agreement), in lieu of the severance described above, subject to his execution of a release agreement in favor of the Company, the Company agrees to provide to Mr. Stone as severance: (i) an amount equal to two times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Stone timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the 12 months following the date of Mr. Stone’s termination and (iv) accelerated vesting of all time-based equity awards.
The summary of the Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Employment Agreement, a form of which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 25, 2022.
Mr. Stone does not have any family relationships with any of the Company’s other officers or directors.

Item 7.01	Regulation FD Disclosure.
On November 7, 2022, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

	99.1	Press Release of NeoGenomics, Inc. dated November 7, 2022.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ William B. Bonello
Name:	William B. Bonello
Title:	Chief Financial Officer
Date:	November 7, 2022